Forum Energy Technologies Announces
Second Quarter 2023 Results
•Revenue: $185 million, an 8% year-over-year increase
•Net loss: $7 million and diluted EPS of negative $0.64
•Adjusted EBITDA: $17 million, a 12% year-over-year increase
•Orders: $186 million and book-to-bill ratio of 100%
HOUSTON, TEXAS, August 3, 2023 - Forum Energy Technologies, Inc. (NYSE: FET) today announced second quarter 2023 revenue of $185 million, an 8% year-over-year increase. Orders were $186 million, with a book-to-bill ratio of 100%. The second quarter 2023 net loss was $7 million, or $0.64 per diluted share, compared to a net loss of $3 million, or $0.34 per diluted share, for the first quarter 2023.
Excluding $8 million, or $0.74 per diluted share, for special items, the quarter's adjusted net income was $0.10 per diluted share compared to the first quarter 2023 adjusted net income of $0.09 per diluted share. Pre-tax foreign exchange losses of $7 million comprise the majority of special items in the second quarter 2023. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
Neal Lux, President and Chief Executive Officer, remarked, “FET’s steady financial results, during a time of market volatility, demonstrate the benefit of our exposure to the international and offshore markets. Our impressive 10% sequential international revenue growth offset weaker than expected U.S. activity. As a result, revenue and adjusted EBITDA were in line with our guidance.
“Our second quarter book-to-bill ratio was 100%, with backlog building in 10 of the last 12 quarters. Last quarter, we indicated subsea bookings would ramp up as we progress through the year. This quarter, we saw meaningful bookings for our Subsea Technologies product line. In addition, the Production Equipment product line posted strong orders, with several large international ForuMix™ technology and U.S. production-based project awards.
“We remain optimistic about the long-term global energy cycle. International and offshore markets are forecasted to continue their growth trajectory and we expect FET bookings and revenue to follow a similar path. We also anticipate a rebound in U.S. activity following a soft second quarter. However, the timing of this recovery remains uncertain. Therefore, projected 2023 global activity is now lower than our previous expectations. We forecast third quarter 2023 revenue and adjusted EBITDA to be sequentially flat with ranges of $180 to $200 million and $16 to $20 million, respectively. For the full year, we now expect adjusted EBITDA to be around $80 million and free cash flow of $20 million. This implies year-over-year EBITDA growth of 36% and second half 2023 free cash flow of approximately $50 million.”
Segment Results (unless otherwise noted, comparisons are second quarter 2023 versus first quarter 2023)
Drilling & Downhole segment revenue was $81 million, a 5% increase, primarily related to increased international activity that partially offset lower U.S. activity. Orders were $82 million, a 1% increase, due to higher Subsea Technologies bookings for new and refurbished remotely operated vehicles. Segment adjusted EBITDA was comparable to the first quarter 2023 at $11 million. Drilling & Downhole segment operations focus primarily on capital equipment and consumable products for global well construction, artificial lift, and subsea markets.
Completions segment revenue was $72 million, a 2% decrease, primarily related to lower power end and radiator sales. Orders were $63 million, a 5% decrease, primarily related to lower stimulation equipment demand. Segment adjusted EBITDA was $10 million, a 4% decrease, resulting from lower revenue. The Completions segment designs and manufactures products for the coiled tubing, wireline, and stimulation markets.
Production segment revenue was $33 million, a 15% decrease, related to lower deliveries of our production equipment and valve products. Orders were $42 million, a 30% increase, primarily related to major awards for dehydration units, gas processing units, and fuel gas skids, as well as several international ForuMix™ technology awards. Segment Adjusted EBITDA was $2 million, a slight decrease primarily related to lower valve sales. The Production segment manufactures land well site production equipment, desalination process equipment, and a wide range of valves for upstream, midstream and process industry customers.
FET (Forum Energy Technologies) is a global company, serving the oil, natural gas, industrial and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customer’s operations. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, impacts associated with COVID-19, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	June 30,		March 31,
(in millions, except per share information)	2023	2022	2023
Revenue	$185.4	$172.2	$189.0
Cost of sales	134.1	123.6	136.9
Gross profit	51.3	48.6	52.1
Operating expenses
Selling, general and administrative expenses	44.4	43.5	45.5
Loss (gain) on disposal of assets and other	0.5	(0.9)	(0.3)
Total operating expenses	44.9	42.6	45.2
Operating income	6.4	6.0	6.9
Other expense (income)
Interest expense	4.7	7.8	4.5
Foreign exchange losses (gains) and other, net	6.4	(12.8)	3.1
Total other (income) expense, net	11.1	(5.0)	7.6
Income (loss) before income taxes	(4.7)	11.0	(0.7)
Income tax expense	1.9	1.7	2.8
Net income (loss) (1)	$(6.6)	$9.3	$(3.5)

Weighted average shares outstanding
Basic	10.2	5.7	10.2
Diluted	10.2	10.5	10.2

Earnings (loss) per share
Basic	$(0.64)	$1.61	$(0.34)
Diluted	$(0.64)	$1.15	$(0.34)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Six months ended
	June 30,
(in millions, except per share information)	2023	2022
Revenue	$374.4	$327.4
Cost of sales	271.0	240.2
Gross profit	103.4	87.2
Operating expenses
Selling, general and administrative expenses	89.9	87.8
Loss (gain) on disposal of assets and other	0.2	(0.9)
Total operating expenses	90.1	86.9
Operating income	13.3	0.3
Other expense (income)
Interest expense	9.2	15.5
Foreign exchange losses (gains) and other, net	9.5	(18.8)
Total other (income) expense, net	18.7	(3.3)
Income (loss) before income taxes	(5.4)	3.6
Income tax expense	4.7	3.5
Net income (loss) (1)	$(10.1)	$0.1

Weighted average shares outstanding
Basic	10.2	5.7
Diluted	10.2	5.9

Earnings (loss) per share
Basic	$(0.99)	$0.01
Diluted	$(0.99)	$0.01

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	June 30,	December 31,
(in millions of dollars)	2023	2022
Assets
Current assets
Cash and cash equivalents	$24.8	$51.0
Accounts receivable—trade, net	169.0	154.2
Inventories, net	302.5	269.8
Other current assets	41.2	37.9
Total current assets	537.5	512.9
Property and equipment, net of accumulated depreciation	62.4	63.0
Operating lease assets	56.0	57.3
Intangible assets, net	179.8	191.5
Other long-term assets	8.0	10.1
Total assets	$843.7	$834.8
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.1	$0.8
Other current liabilities	209.1	209.5
Total current liabilities	210.2	210.3
Long-term debt, net of current portion	137.8	239.1
Other long-term liabilities	76.4	78.3
Total liabilities	424.4	527.7
Total equity	419.3	307.1
Total liabilities and equity	$843.7	$834.8

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Six Months Ended June 30,
(in millions of dollars)	2023	2022
Cash flows from operating activities
Net income (loss)	$(10.1)	$0.1
Depreciation and amortization	17.1	19.1
Inventory write down	1.6	0.8
Other noncash items and changes in working capital	(38.1)	(70.6)
Net cash used in operating activities	(29.5)	(50.6)

Cash flows from investing activities
Capital expenditures for property and equipment	(2.8)	(3.5)
Proceeds from sale of property and equipment	1.1	2.6
Payments related to business acquisitions and dispositions	—	(0.5)
Net cash used in investing activities	(1.7)	(1.4)

Cash flows from financing activities
Borrowings of debt	216.8	274.5
Repayments of debt	(207.3)	(241.5)
Repurchases of stock	(5.4)	(0.4)
Net cash provided by financing activities	4.1	32.6

Effect of exchange rate changes on cash	0.8	(0.6)
Net decrease in cash, cash equivalents and restricted cash	$(26.3)	$(20.0)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2023	June 30, 2022	March 31, 2023
Revenue
Drilling & Downhole	$80.7	$76.5	$76.8	$80.7	$76.5	$76.8
Completions	72.1	66.1	73.7	72.1	66.1	73.7
Production	33.0	29.9	39.0	33.0	29.9	39.0
Eliminations	(0.4)	(0.3)	(0.5)	(0.4)	(0.3)	(0.5)
Total revenue	$185.4	$172.2	$189.0	$185.4	$172.2	$189.0

Operating income (loss)
Drilling & Downhole	$8.3	$8.5	$8.4	$8.1	$8.9	$8.5
Operating Margin %	10.3%	11.1%	10.9%	10.0%	11.6%	11.1%
Completions	4.2	3.6	3.6	4.3	3.1	4.4
Operating Margin %	5.8%	5.4%	4.9%	6.0%	4.7%	6.0%
Production	1.1	(0.2)	1.6	1.4	(0.2)	1.6
Operating Margin %	3.3%	(0.7)%	4.1%	4.2%	(0.7)%	4.1%
Corporate	(6.7)	(6.8)	(7.0)	(6.6)	(6.6)	(6.8)
Total segment operating income	6.9	5.1	6.6	7.2	5.2	7.7
Other items not in segment operating income (loss) (1)	(0.5)	0.9	0.3	0.3	0.1	0.3
Total operating income	$6.4	$6.0	$6.9	$7.5	$5.3	$8.0
Operating Margin %	3.5%	3.5%	3.7%	4.0%	3.1%	4.2%

EBITDA (2)
Drilling & Downhole	$5.1	$23.7	$8.5	$10.9	$12.1	$11.4
EBITDA Margin %	6.3%	31.0%	11.1%	13.5%	15.8%	14.8%
Completions	9.1	9.4	8.8	9.5	8.7	9.9
EBITDA Margin %	12.6%	14.2%	11.9%	13.2%	13.2%	13.4%
Production	1.6	1.5	2.3	1.9	0.6	2.3
EBITDA Margin %	4.8%	5.0%	5.9%	5.8%	2.0%	5.9%
Corporate	(7.3)	(6.3)	(7.1)	(4.9)	(5.9)	(5.9)
Total EBITDA	$8.5	$28.3	$12.5	$17.4	$15.5	$17.7
EBITDA Margin %	4.6%	16.4%	6.6%	9.4%	9.0%	9.4%

(1) Includes gain/(loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure for evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Six months ended		Six months ended
(in millions of dollars)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenue
Drilling & Downhole	$157.5	$147.8	$157.5	$147.8
Completions	145.8	118.6	145.8	118.6
Production	72.0	61.4	72.0	61.4
Eliminations	(0.9)	(0.4)	(0.9)	(0.4)
Total revenue	$374.4	$327.4	$374.4	$327.4

Operating income (loss)
Drilling & Downhole	$16.7	$14.5	$16.7	$14.5
Operating Margin %	10.6%	9.8%	10.6%	9.8%
Completions	7.7	2.9	8.7	2.4
Operating Margin %	5.3%	2.4%	6.0%	2.0%
Production	2.7	(1.9)	3.0	(1.7)
Operating Margin %	3.8%	(3.1)%	4.2%	(2.8)%
Corporate	(13.6)	(16.1)	(13.4)	(12.1)
Total segment operating income (loss)	13.5	(0.6)	15.0	3.1
Other items not in segment operating income (loss) (1)	(0.2)	0.9	0.5	0.2
Total operating income	$13.3	$0.3	$15.5	$3.3
Operating Margin %	3.6%	0.1%	4.1%	1.0%

EBITDA (2)
Drilling & Downhole	$13.6	$39.2	$22.3	$21.2
EBITDA Margin %	8.6%	26.5%	14.2%	14.3%
Completions	17.9	14.1	19.4	13.6
EBITDA Margin %	12.3%	11.9%	13.3%	11.5%
Production	3.9	0.5	4.2	—
EBITDA Margin %	5.4%	0.8%	5.8%	—%
Corporate	(14.5)	(15.6)	(10.9)	(10.4)
Total EBITDA	$20.9	$38.2	$35.0	$24.4
EBITDA Margin %	5.6%	11.7%	9.3%	7.5%

(1) Includes gain/(loss) on disposal of assets, and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure for evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	June 30, 2023	June 30, 2022	March 31, 2023
Orders
Drilling & Downhole	$82.1	$74.4	$81.0
Completions	62.7	64.7	66.0
Production	41.5	63.8	31.9
Total orders	$186.3	$202.9	$178.9

Revenue
Drilling & Downhole	$80.7	$76.5	$76.8
Completions	72.1	66.1	73.7
Production	33.0	29.9	39.0
Eliminations	(0.4)	(0.3)	(0.5)
Total revenue	$185.4	$172.2	$189.0

Book to bill ratio (1)
Drilling & Downhole	1.02	0.97	1.05
Completions	0.87	0.98	0.90
Production	1.26	2.13	0.82
Total book to bill ratio	1.00	1.18	0.95

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	June 30, 2023			June 30, 2022			March 31, 2023
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$6.4	$8.5	$(6.6)	$6.0	$28.3	$9.3	$6.9	$12.5	$(3.5)
% of revenue	3.5%	4.6%		3.5%	16.4%		3.7%	6.6%
Restructuring, transaction and other costs	1.5	1.5	1.5	1.4	1.4	1.4	1.1	1.1	1.1
Inventory and other working capital adjustments	(0.4)	(0.4)	(0.4)	(2.1)	(2.1)	(2.1)	—	—	—
Loss (gain) on foreign exchange, net (2)	—	6.5	6.5	—	(12.8)	(12.8)	—	3.3	3.3
Stock-based compensation expense	—	1.3	—	—	0.7	—	—	0.8	—
As adjusted (1)	$7.5	$17.4	$1.0	$5.3	$15.5	$(4.2)	$8.0	$17.7	$0.9
% of revenue	4.0%	9.4%		3.1%	9.0%		4.2%	9.4%

Diluted shares outstanding as reported			10.2			10.5			10.2
Diluted shares outstanding as adjusted			10.2			5.7			10.2

Diluted EPS - as reported			$(0.64)			$1.15			$(0.34)
Diluted EPS - as adjusted			$0.10			$(0.73)			$0.09

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Six months ended
	June 30, 2023			June 30, 2022
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$13.3	$20.9	$(10.1)	$0.3	$38.2	$0.1
% of revenue	3.6%	5.6%		0.1%	11.7%
Restructuring, transaction and other costs	2.6	2.6	2.6	5.1	5.1	5.1
Inventory and other working capital adjustments	(0.4)	(0.4)	(0.4)	(2.1)	(2.1)	(2.1)
Stock-based compensation expense	—	2.1	—	—	1.8	—
Loss (gain) on foreign exchange, net (2)	—	9.8	9.8	—	(18.6)	(18.6)
As adjusted (1)	$15.5	$35.0	$1.9	$3.3	$24.4	$(15.5)
% of revenue	4.1%	9.3%		1.0%	7.5%

Diluted shares outstanding as reported			10.2			5.9
Diluted shares outstanding as adjusted			10.2			5.7

Diluted EPS - as reported			$(0.99)			$0.01
Diluted EPS - as adjusted			$0.19			$(2.72)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting Items

	Three months ended
(in millions of dollars)	June 30, 2023	June 30, 2022	March 31, 2023
EBITDA reconciliation (1)
Net income (loss)	$(6.6)	$9.3	$(3.5)
Interest expense	4.7	7.8	4.5
Depreciation and amortization	8.5	9.5	8.7
Income tax expense (benefit)	1.9	1.7	2.8
EBITDA	$8.5	$28.3	$12.5

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 4 - Adjusting Items
	Six months ended
(in millions of dollars)	June 30, 2023	June 30, 2022
EBITDA reconciliation (1)
Net income (loss)	$(10.1)	$0.1
Interest expense	9.2	15.5
Depreciation and amortization	17.1	19.1
Income tax expense (benefit)	4.7	3.5
EBITDA	$20.9	$38.2

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 5 - Adjusting items

	Six months ended
(in millions of dollars)	June 30, 2023	June 30, 2022
Free cash flow, before acquisitions, reconciliation (1)
Net cash used in operating activities	$(29.5)	$(50.6)
Capital expenditures for property and equipment	(2.8)	(3.5)
Proceeds from sale of property and equipment	1.1	2.6
Free cash flow, before acquisitions	$(31.2)	$(51.5)

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in millions of dollars)	June 30, 2023		June 30, 2022		March 31, 2023
Revenue	$	%	$	%	$	%
Drilling Technologies	$45.3	24.4%	$33.6	19.5%	$40.8	21.5%
Downhole Technologies	22.1	11.9%	21.4	12.4%	23.2	12.3%
Subsea Technologies	13.3	7.2%	21.5	12.5%	12.8	6.8%
Drilling & Downhole	80.7	43.5%	76.5	44.4%	76.8	40.6%

Stimulation and Intervention	46.4	25.0%	37.4	21.7%	47.4	25.1%
Coiled Tubing	25.7	13.9%	28.7	16.7%	26.3	13.9%
Completions	72.1	38.9%	66.1	38.4%	73.7	39.0%

Production Equipment	17.7	9.5%	16.4	9.5%	19.9	10.5%
Valve Solutions	15.3	8.3%	13.5	7.9%	19.1	10.1%
Production	33.0	17.8%	29.9	17.4%	39.0	20.6%
Eliminations	(0.4)	(0.2)%	(0.3)	(0.2)%	(0.5)	(0.2)%

Total revenue	$185.4	100.0%	$172.2	100.0%	$189.0	100.0%